UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2017

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
West Bancorporation, Inc. 2017 Equity Incentive Plan
At the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of West Bancorporation, Inc. (the “Company”) held on April 27, 2017, the Company’s shareholders approved the West Bancorporation, Inc. 2017 Equity Incentive Plan (the “2017 EIP”). The 2017 EIP was adopted by the Company’s Board of Directors on January 25, 2017, subject to shareholder approval at the Annual Meeting, to promote the Company’s long term financial success, to attract, retain and reward persons who can contribute to the Company’s success, and to further align the participants’ interest with those of the Company’s shareholders. The 2017 EIP will be administered by the Compensation Committee of the Board of Directors, which will select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards. The types of awards which may be granted under the 2017 EIP include incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock units, restricted stock and cash incentive awards.
The 2017 EIP incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2017 EIP and shareholder interests.
Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2017 EIP is 800,000 shares of the Company’s common stock.
The foregoing description of the 2017 EIP is qualified in its entirety by the text of the 2017 EIP, which is filed as Exhibit A to the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 1, 2017, and which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting was held on April 27, 2017. The record date for determination of shareholders entitled to vote at the Annual Meeting was February 17, 2017. There were 16,137,999 shares of common stock outstanding as of that date, each such share being entitled to one vote. At the Annual Meeting, the holders of 14,110,761 shares, or approximately 87.4 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The following proposals were voted on at the Annual Meeting:

Proposal 1 - Election of Directors

Thirteen directors were elected to serve for a one year term or until their successors are elected and qualified. The following results were reported at the Annual Meeting.

	For	Withheld	Broker Non-Votes
Frank W. Berlin	9,117,061	668,709	4,324,991
Joyce A. Chapman	9,651,550	134,220	4,324,991
Steven K. Gaer	9,657,704	128,066	4,324,991
Michael J. Gerdin	9,658,427	127,343	4,324,991
Kaye R. Lozier	9,658,645	127,125	4,324,991
Sean P. McMurray	9,658,831	126,939	4,324,991
David R. Milligan	9,517,846	267,924	4,324,991
George D. Milligan	8,986,294	799,476	4,324,991
David D. Nelson	9,658,026	127,744	4,324,991
James W. Noyce	9,658,530	127,240	4,324,991
Robert G. Pulver	8,983,659	802,111	4,324,991
Lou Ann Sandburg	9,658,644	127,126	4,324,991
Philip Jason Worth	9,658,727	127,043	4,324,991

Proposal 2 - Approve, on a non-binding basis, the 2016 executive compensation disclosed in the Company's definitive proxy statement, which was filed on March 1, 2017.

The vote to approve the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of 2016 executive compensation	8,824,845	446,547	514,378	4,324,991

Proposal 3 - Approve the West Bancorporation, Inc. 2017 Equity Incentive Plan.

The vote to approve the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of West Bancorporation, Inc. 2017 Equity Incentive Plan	7,589,231	1,674,136	522,403	4,324,991

Proposal 4 - Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ended December 31, 2017.

The vote to ratify the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
RSM US LLP	13,509,944	52,585	548,232	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 28, 2017	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer